Exhibit 99.1

Contact: Mark Polzin or John Hastings (314) 982-1700

EMERSON REPORTS FOURTH-QUARTER EARNINGS PER SHARE OF

$1.01, DRIVEN BY SALES INCREASE OF 13 PERCENT

Strong Full-Year Results

•	Record Sales of $17.3 billion, up 11 percent
•	Record Reported Earnings per Share of $3.40, up 14 percent
•	Earnings per Share of $3.55, up 19 percent excluding tax provision for earnings repatriation
•	Return on Total Capital of 15.5 percent, up 130 basis points from fiscal 2004

ST. LOUIS, November 1, 2005 – Emerson (NYSE: EMR) announced net sales for the fourth quarter ended September 30, 2005 were $4.6 billion, an increase of 13 percent over the $4.1 billion reported in the same period last year. The Company achieved underlying sales growth in the quarter of 9 percent, which excludes 4 percent for acquisitions. The strong sales growth generated net earnings in the quarter of $419 million, an 18 percent increase versus the prior year period. Earnings per share increased 20 percent to $1.01 from $0.84 in the fourth quarter of 2004. Earnings per share for the current quarter includes an additional $0.01 impact related to repatriation of foreign earnings under the American Jobs Creation Act. The Company had previously recognized a tax expense of $0.14 per share for repatriation in the quarter ended June 30, 2005.

Net sales increased 11 percent to $17.3 billion for the fiscal year ended September 30, 2005. This represents a $1.7 billion increase from last year’s sales of $15.6 billion. Earnings per share rose 19 percent to $3.55 in fiscal

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2005, which excludes the $0.15 impact of earnings repatriation. Reported earnings per share were $3.40, a 14 percent increase from the $2.98 reported in fiscal 2004.

“Emerson delivered another strong year in fiscal 2005, as record sales and earnings per share both saw double-digit increases for the second consecutive year,” said Emerson Chairman and CEO David N. Farr. “Our focus on the eight key growth initiatives and operational excellence programs continues to generate excellent results for our shareholders.”

Balance Sheet / Cash Flow

Operating cash flow was $2.2 billion in fiscal 2005, a 1 percent decrease from fiscal 2004 results which included a $140 million capital gain tax refund. The strong cash flow performance was achieved while also supporting working capital investments required to sustain continued strong sales and order growth. Despite these investments in working capital, Emerson saw continued improvement in working capital efficiency as average days-in-the-cash-cycle improved from 73 days in fiscal 2004 to 71 days in fiscal 2005.

“Emerson’s ability to successfully manage working capital and cash flow is driven by our sharp focus on creating value for shareholders. This focus helped us achieve a return on total capital of 16.1 percent excluding the $63 million tax provision for earnings repatriation. This represents a 190 basis point improvement from fiscal 2004 and our fourth consecutive year of improvement on this very important measure,” Farr said. On a reported basis return on total capital was 15.5 percent.

Fiscal 2005 Operating Highlights

Process Management had an exceptional year in 2005. Robust end market conditions, market leading technologies, and superior operational execution led to a record year for this segment. Sales for fiscal 2005 were $4.2

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billion, an increase of 13 percent versus prior year. Underlying sales growth, which excludes the impact of acquisitions and currency, was 9 percent, driven by increases in all regions and included 22 percent growth in Asia, 29 percent growth in Canada, and 13 percent growth in Latin America. Reported sales included a 2 percent favorable impact from acquisitions and 2 additional points from currency translation. The margin for this segment was 16 percent, a 310 basis point improvement versus fiscal 2004. The margin improvement was primarily driven by leverage on the sales increase and savings from prior year restructuring.

Industrial Automation also saw terrific results across the segment. Total sales were $3.2 billion, an increase of over 10 percent versus the prior year. Underlying sales growth was nearly 8 percent, led by 11 percent growth in the United States and 4 percent growth in both Europe and Asia. Reported sales growth included a favorable currency impact of nearly 3 percent. The margin for this segment was 14.3 percent, an increase of 100 basis points from fiscal 2004. The margin improvement reflects leverage on higher sales but was impacted negatively by price-cost impacts during the year, primarily for steel and copper. In addition, the recent years’ restructuring has continued to improve profitability.

Network Power sales were $3.3 billion in fiscal 2005, an increase of 23 percent versus the prior year. End markets remain strong across this business with particular strength in the AC power systems, uninterruptible power supplies (UPS), and precision cooling businesses. Underlying sales growth was 8 percent with acquisitions adding approximately 14 percent and currency adding 1 percent. The margin for this segment was 11.2 percent, an increase of 20 basis points versus the prior year. Sales volume leverage and cost reduction efforts were substantially offset by pricing pressure and integration costs related to the acquisition of Marconi’s North American power systems business.

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Climate Technologies sales for the year increased 2 percent to $3.0 billion. This was a volatile year for this segment as many unique market dynamics were experienced. Underlying sales growth was 1 percent excluding currency translation of 1 percent. The fiscal year growth was achieved on the strength of the fourth quarter, with underlying sales up 11 percent. Hot weather in the late summer months, combined with low inventory in the distribution channel helped to offset the effects of cooler-than-normal weather patterns in the late spring and early summer. Additionally, the pending transition in the United States to higher efficiency standards has driven some anticipatory demand. The fiscal 2005 margin for this segment was 14.9 percent, a decrease of 80 basis points from fiscal 2004, primarily due to negative product mix and material cost inflation.

Appliance and Tools achieved sales of $4.0 billion, an increase of 7 percent which included underlying sales growth of 3 percent. The growth was led by strength in the storage businesses and modest growth from the industrial motor business offset by softness in the appliance motor and component businesses. Reported sales included a favorable impact of 3 percent from acquisitions and 1 percent from currency translation. The margin for this segment was 13.3 percent, a decrease of 80 basis points as the segment was heavily affected by negative price-cost impacts and the dilutive impact of acquisitions. The necessary cost reduction and restructuring activities are under way to reverse this lower profit margin going forward.

First Quarter 2006 Outlook

The outlook for Emerson remains very favorable as we move into fiscal 2006. Many of Emerson’s end markets remain strong, a trend that is evidenced by orders increasing approximately 15 percent during the fourth quarter of 2005.

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Based on record backlog levels at the end of fiscal 2005 and near term market expectations, Emerson is expecting first quarter sales growth in the range of 8 percent to 10 percent and earnings per share growth in the range of 12 percent to 15 percent. Emerson will provide an update on the full fiscal year 2006 expectations at our annual investment community update in February 2006.

Upcoming Investor Events

On Tuesday, November 1, 2005, at 2:00 p.m. EST (1:00 p.m. CST), Emerson senior management will discuss the quarterly and fiscal year results during an investor conference call. All interested parties may listen to the live conference call via the Internet by going to the Investor Relations area of Emerson's web site at www.gotoemerson.com/financial and completing a brief registration form. A replay of the conference call will be available for the next three months at the same location on the Web site. Details of upcoming events will be posted as they occur in the Investor Relations Calendar of Events on the corporate Web site.

On Friday morning, February 10, 2006, Emerson senior management will host Emerson's annual investment community update meeting in New York City. Additional details will be available in December.

Forward-Looking and Cautionary Statements

Statements in this release that are not strictly historical may be “forward-looking” statements, which involve risks and uncertainties. These include economic and currency conditions, market demand, pricing, and competitive and technological factors, among others, as set forth in the Company's most recent Form 10-K filed with the SEC.

The Company expects to file the Form 10-K including audited financial statements within the next 30 days.

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TABLE 1
EMERSON AND SUBSIDIARIES
CONSOLIDATED OPERATING RESULTS
(DOLLARS IN MILLIONS EXCEPT PER SHARE AMOUNTS)

	Quarter Ended September 30,		Percent
	2004	2005	Change

Net sales	$4,120	$4,643	13%
Less: Costs and expenses
Cost of sales	2,631	2,974
SG&A expenses	860	923
Other deductions, net	49	76
Interest expense, net	50	51
Earnings before income taxes	530	619	17%
Income taxes	176	200
Net earnings	$ 354	$ 419	18%

Diluted avg. shares outstanding (millions)	421.5	414.9

Diluted earnings per common share	$ 0.84	$ 1.01	20%

	Quarter Ended September 30,
	2004	2005
Other deductions, net
Rationalization of operations	$ 37	$ 28
Amortization of intangibles	7	7
Other	5	41
Total	$ 49	$ 76

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TABLE 2
EMERSON AND SUBSIDIARIES
CONSOLIDATED OPERATING RESULTS
(DOLLARS IN MILLIONS EXCEPT PER SHARE AMOUNTS)

	Year Ended September 30,		Percent
	2004	2005	Change

Net sales	$15,615	$17,305	11%
Less: Costs and expenses
Cost of sales	10,049	11,122
SG&A expenses	3,281	3,595
Other deductions, net	223	230
Interest expense, net	210	209
Earnings before income taxes	1,852	2,149	16%
Income taxes	595	727
Net earnings	$ 1,257	$ 1,422	13%

Diluted avg. shares outstanding (millions)	422.2	418.9

Diluted earnings per common share	$ 2.98	$ 3.40	14%

	Year Ended September 30,
	2004	2005
Other deductions, net
Rationalization of operations	$ 129	$ 110
Amortization of intangibles	21	28
Other	100	118
Gains	(27)	(26)
Total	$ 223	$ 230

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TABLE 3
EMERSON AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(DOLLARS IN MILLIONS)

	September 30,
	2004	2005
Assets
Cash and equivalents	$ 1,346	$ 1,233
Receivables, net	2,932	3,256
Inventories	1,705	1,813
Other current assets	433	535
Total current assets	6,416	6,837
Property, plant & equipment, net	2,937	3,003
Goodwill	5,259	5,479
Other	1,749	1,908

	$16,361	$17,227

Liabilities and Stockholders’ Equity
Short-term borrowings and current maturities of long-term debt	$ 902	$ 970
Accounts payable	1,629	1,841
Accrued expenses	1,695	1,839
Income taxes	113	281
Total current liabilities	4,339	4,931
Long-term debt	3,136	3,128
Other liabilities	1,648	1,768
Stockholders’ equity	7,238	7,400

	$16,361	$17,227

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TABLE 4
EMERSON AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(DOLLARS IN MILLIONS)

	Year Ended September 30,
	2004	2005
Operating Activities
Net earnings	$ 1,257	$ 1,422
Depreciation and amortization	557	562
Changes in operating working capital	322	110
Pension funding	(167)	(124)
Other	247	217
Net cash provided by operating activities	2,216	2,187

Investing Activities
Capital expenditures	(400)	(518)
Purchases of businesses, net of cash and
equivalents acquired	(414)	(366)
Other	97	(44)
Net cash used in investing activities	(717)	(928)

Financing Activities
Net increase (decrease) in short-term borrowings	(106)	320
Proceeds from long-term debt	29	251
Principal payments on long-term debt	(16)	(625)
Dividends paid	(675)	(694)
Treasury stock, net	(121)	(621)
Net cash used in financing activities	(889)	(1,369)

Effect of exchange rate changes on cash and equivalents	40	(3)

Increase (decrease) in cash and equivalents	650	(113)

Beginning cash and equivalents	696	1,346

Ending cash and equivalents	$1,346	$ 1,233

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TABLE 5
EMERSON AND SUBSIDIARIES
SEGMENT SALES AND EARNINGS
(DOLLARS IN MILLIONS)

	Quarter Ended September 30,
	2004	2005
Sales
Process Management	$ 1,024	$ 1,168
Industrial Automation	774	821
Network Power	737	941
Climate Technologies	744	825
Appliance and Tools	943	1,020
	4,222	4,775
Eliminations	(102)	(132)
Net Sales	$ 4,120	$ 4,643

	Quarter Ended September 30,
	2004	2005
Earnings
Process Management	$ 167	$ 203
Industrial Automation	111	120
Network Power	91	131
Climate Technologies	113	115
Appliance and Tools	131	137
	613	706
Differences in accounting methods	34	38
Corporate and other	(67)	(74)
Interest expense, net	(50)	(51)
Earnings before income taxes	$ 530	$ 619

	Quarter Ended September 30,
	2004	2005
Rationalization of operations
Process Management	$ 7	$ 6
Industrial Automation	3	3
Network Power	5	6
Climate Technologies	4	6
Appliance and Tools	16	7
Corporate	2	-
Total Emerson	$ 37	$ 28

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TABLE 6
EMERSON AND SUBSIDIARIES
SEGMENT SALES AND EARNINGS
(DOLLARS IN MILLIONS)

	Year Ended September 30,
	2004	2005
Sales
Process Management	$ 3,703	$ 4,200
Industrial Automation	2,936	3,242
Network Power	2,692	3,317
Climate Technologies	2,983	3,041
Appliance and Tools	3,749	4,008
	16,063	17,808
Eliminations	(448)	(503)
Net Sales	$ 15,615	$ 17,305

	Year Ended September 30,
	2004	2005
Earnings
Process Management	$ 476	$ 671
Industrial Automation	391	464
Network Power	297	373
Climate Technologies	467	453
Appliance and Tools	530	534
	2,161	2,495
Differences in accounting methods	126	145
Corporate and other	(225)	(282)
Interest expense, net	(210)	(209)
Earnings from continuing operations before income taxes	$ 1,852	$ 2,149

	Year Ended September 30,
	2004	2005
Rationalization of operations
Process Management	$ 31	$ 20
Industrial Automation	14	15
Network Power	26	35
Climate Technologies	17	15
Appliance and Tools	47	24
Corporate	(6)	1
Total Emerson	$ 129	$ 110

TABLE 7
Reconciliations of Non-GAAP Financial Measures

The following reconciles each non-GAAP measure with the most directly comparable GAAP measure (dollars in millions):
		4Q 2005	Fiscal 2005
Net Sales
Underlying Sales (Non-GAAP)		9%	6%
Currency Translation		0 pts	2 pts
Acquisitions		4 pts	3 pts
Net Sales		13%	11%

	2004	2005	Change
Fiscal Year Cash Flow
Operating Cash Flow	$ 2,216	$ 2,187	(1%)
Percent to Earnings	176%	154%
Capital Expenditures	400	518
Free Cash Flow (Non-GAAP)	$ 1,816	$ 1,669	(8%)
Percent to Earnings (Non-GAAP)	144%	117%

		Tax	Excl. Tax Charge
	Reported	Charge(1)	(Non-GAAP)
Fiscal Year Excluding Tax Charge
Earnings before income taxes	$ 2,149		$ 2,149
Income taxes	727	(63)	664
Effective tax rate	33.8%		30.9%
Net earnings	$ 1,422	63	$ 1,485
Diluted earnings per common share	$ 3.40	$ 0.15	$ 3.55

			ROTC excl.
Return on Total Capital	Reported	Tax Charge(1)	Tax Charge
Net Operating Profit After Tax	$ 1,561	63	$ 1,624
Average Operating Capital	$10,074	32	$10,106
Return on Total Capital	15.5%		16.1%

(1)Tax Charge relating to repatriation of foreign earnings under American Jobs Creation Act.

All amounts above are GAAP financial measures except as noted.

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